Exhibit 99.1

CV Sciences, Inc. Reports First Quarter 2019 Financial Results
Record quarterly revenue
Increased retail distribution by over 1,000 stores

Las Vegas, Nevada - May 8, 2019 (GLOBE NEWSWIRE) - CV Sciences, Inc. (OTCQB:CVSI) ("CV Sciences" or the “Company”) announced today its financial results for the quarter ended March 31, 2019.

First Quarter 2019 Financial and Operating Highlights

•	Record revenue of $14.9 million for the first quarter of 2019, an increase of 85% over the same quarter in 2018;

•	Strong gross margin of 70.8% compared to gross margin of 68.9% in the first quarter of 2018

•	Retail distribution increased to 3,308 stores as of March 31, 2019, a 48% increase from December 31, 2018;

•	Expanded retail presence into the food, drug and mass channel and are in active discussions for further expansion of the PlusCBD Oil™ brand; and

•	Generated $0.8 million of cash from operations, with cash balance increasing to $13.6 million at quarter end.

“We continued to expand retail distribution of the PlusCBD Oil™ brand and drive sales growth during the first quarter. We generated 85% revenue growth over prior year, achieving another record quarter, with strong gross margin performance,” stated Joseph Dowling, Chief Executive Officer of CV Sciences. “The PlusCBD Oil™ brand is now available in over 3,300 stores nationwide, including national food, drug and mass merchandiser accounts. As anticipated, since the passage of the 2018 Farm Bill, we have seen significant interest in the hemp-derived CBD category across retailers and channels, and we are in discussions with multiple retailers for new retail placements. We are making the investments across the organization to position ourselves to capitalize on the growing retailer and consumer demand. Our drug development program remains on track and we continue to anticipate filing an Investigational New Drug application in late 2019 / early 2020. We have the brand, the people and the unique business model focused on both consumer products and drug development to maximize our opportunity in the rapidly growing hemp CBD industry.”

Operating Results - First Quarter 2019 Compared to First Quarter 2018
Sales for the first quarter of 2019 were $14.9 million, an increase of 85% from $8.1 million in the first quarter of 2018. First quarter sales growth reflects the Company's continued organic expansion into all sales channels, including food drug and mass, natural product retail, wholesale and direct-to-consumer channels. The Company's retail store count increased to 3,308 stores nationwide at March 31, 2019, up from 2,238 stores as of December 31, 2018.

The Company recognized an operating loss of $9.4 million in the first quarter of 2019, compared to an operating income of $0.7 million in the first quarter of the prior year. The operating loss is primarily related to additional stock-based compensation and payroll expense associated with the retirement of the Company's founder and former President and Chief Executive Officer.

As reported under U.S. generally accepted accounting principles (GAAP), first quarter 2019 net loss was $9.4 million, compared with a GAAP net income of $0.6 million in the same period in 2018. Diluted net loss per share was $0.10 for the first quarter of 2019 compared to a diluted net income per share of $0.01 for the same period in 2018.

Non-GAAP net income for the first quarter of 2019 was $1.5 million, or $0.01 per diluted share based on weighted average shares outstanding of 115.6 million. This compares with non-GAAP net income of $1.7 million or $0.02 per diluted share based on weighted average shares outstanding of 95.6 million for the same period in 2018.

Adjusted EBITDA for the first quarter of 2019 was $1.7 million or 11.3% of net revenue, compared to $1.8 million or 22.6% of net revenue, in the first quarter of 2018.

Conference Call and Webcast
The Company will host a conference call and webcast to discuss these results today at 4:30 pm EST/1:30 pm PST. The webcast of the conference call will be available on the Investor Relations section of the Company's web site at https://ir.cvsciences.com/news-events and at http://public.viavid.com/index.php?id=134448. Investors interested in participating in the live call can also dial (877) 407-0784 from the U.S. or international callers can dial (201) 689-8560. A telephone replay will be available approximately two hours after the call concludes and will be available through Wednesday, May 15, 2019, by dialing (844) 512-2921 from the U.S. or (412) 317-6671 from international locations, and entering confirmation code 13690537.

About CV Sciences, Inc.
CV Sciences, Inc. (OTCQB:CVSI) operates two distinct business segments: a consumer product division focused on manufacturing, marketing and selling hemp-based CBD products to a range of market sectors; and a drug development division focused on developing and commercializing novel therapeutics utilizing CBD. The Company’s PlusCBD Oil is the top-selling brand of hemp-derived CBD on the market, according to SPINS, the leading provider of syndicated data and insights for the natural, organic and specialty products industry. CV Sciences, Inc. has primary offices and facilities in San Diego, California and Las Vegas, Nevada. Additional information is available from OTCMarkets.com or by visiting www.cvsciences.com.

Forward Looking Statements
This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Such forward-looking statements by definition involve risk and uncertainties.

Contact Information
Investor Contact:
ICR
Scott Van Winkle
617-956-6736
scott.vanwinkle@icrinc.com

Media Contact:
ICR
Cory Ziskind
646-277-1232
cory.ziskind@icrinc.com

CV SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	For the three months ended March 31,
	2019	2018
Product sales, net	$14,911	$8,071
Cost of goods sold	4,352	2,509
Gross Profit	10,559	5,562

Operating expenses:
Research and development	1,342	154
Selling, general and administrative	18,595	4,740
	19,937	4,894

Operating Income (Loss)	(9,378)	668

Interest expense	6	49
Income (loss) before provision for income taxes	(9,384)	619
Provision for income taxes	—	—
Net Income (Loss)	$(9,384)	$619

Weighted average common shares outstanding
Basic	95,168	90,513
Diluted	95,168	95,636
Net income (loss) per common share
Basic	$(0.10)	$0.01
Diluted	$(0.10)	$0.01

CV SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	March 31, 2019	December 31, 2018
Assets
Current assets:
Cash	$13,638	$12,684
Restricted cash	—	251
Accounts receivable, net	3,771	3,340
Inventory	7,900	7,132
Prepaid expenses and other	8,367	2,059
Total current assets	33,676	25,466

Inventory	771	1,418
Property & equipment, net	2,730	2,844
Operating lease assets	3,997	—
Intangibles, net	3,792	3,801
Goodwill	2,788	2,788
Other assets	637	585
Total assets	$48,391	$36,902

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$938	$1,245
Accrued expenses	9,499	2,673
Operating lease liability - current	634	—
Notes payable, net	273	474
Total current liabilities	11,344	4,392

Operating lease liability	4,668	—
Deferred rent	—	1,329
Deferred tax liability	1,065	1,065
Other liabilities	437	—
Total liabilities	17,514	6,786

Commitments and contingencies

Stockholders' equity
Preferred stock, par value $0.0001; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.0001; 190,000 shares authorized, 98,479 and 94,940 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	10	9
Additional paid-in capital	65,278	55,134
Accumulated deficit	(34,411)	(25,027)
Total stockholders' equity	30,877	30,116

Total liabilities and stockholders' equity	$48,391	$36,902

CV SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(in thousands)

	For the three months ended March 31,
	2019	2018
OPERATING ACTIVITIES
Net income (loss)	$(9,384)	$619
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Depreciation and amortization	177	119
Amortization of beneficial conversion feature of convertible debts	—	13
Stock-based compensation	2,091	1,036
Stock-based compensation associated with employment settlement	7,857	—
Bad debt expense	25	3
Noncash lease expense	124	—
Change in operating assets and liabilities:
Accounts receivable	(456)	235
Inventory	(121)	509
Prepaid expenses and other current assets	(551)	94
Accounts payable and accrued expenses	999	(1,062)
Deferred rent	—	88
Net cash provided by operating activities	761	1,654

INVESTING ACTIVITIES
Purchase of equipment	(54)	(138)
Tenant improvements to leasehold real estate	—	(71)
Net cash flows used in investing activities	(54)	(209)

FINANCING ACTIVITIES
Repayment of convertible debt in cash	—	(300)
Repayment of unsecured debt in cash	(201)	(49)
Proceeds from exercise of stock options	197	—
Net cash flows used in financing activities	(4)	(349)

Net increase in cash and restricted cash	703	1,096
Cash and restricted cash, beginning of period	12,935	2,792
Cash and restricted cash, end of period	$13,638	$3,888

Supplemental cash flow disclosures:
Interest paid	$6	$34
Taxes paid	$4	$—

CV SCIENCES, INC.
NON-GAAP FINANCIAL MEASURES
(in thousands)
We prepare our condensed consolidated financial statements in accordance with generally accepted accounting principles for the United States (GAAP). The non-GAAP financial measures such as net income and loss per share and Adjusted EBITDA included in this press release are different from those otherwise presented under GAAP. We use non-GAAP measures internally to evaluate our performance and make financial and operational decisions that are presented in a manner that adjusts from their equivalent GAAP measures or that supplement the information provided by our GAAP measures. The non-GAAP financial measures exclude non-cash compensation expense for stock options and other non-recurring items. When evaluating the performance of our business and developing short and long-term plans, we do not consider share-based compensation charges. Although share-based compensation is necessary to attract and retain quality employees, our consideration of share-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. Because of the varying availability of valuation methodologies and subjective assumptions, we believe that the exclusion of share-based compensation allows for more accurate comparison of our financial results to previous periods. In addition, we believe it useful to investors to understand the specific impact of the application of the fair value method of accounting for share-based compensation on our operating results.
Adjusted EBITDA is defined by us as EBITDA (net income (loss) plus depreciation expense, amortization expense, interest and income tax expense, minus income tax benefit), further adjusted to exclude certain non-cash expenses and other adjustments as set forth below. We use Adjusted EBITDA because we believe it more clearly highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures, since Adjusted EBITDA eliminates from our results specific financial items that have less bearing on our core operating performance.
We use Adjusted EBITDA in communicating certain aspects of our results and performance, including in this press release, and believe that Adjusted EBITDA, when viewed in conjunction with our GAAP results and the accompanying reconciliation, can provide investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. In addition, we believe the presentation of Adjusted EBITDA is useful to investors in making period-to-period comparison of results because the adjustments to GAAP are not reflective of our core business performance.

A reconciliation from our GAAP net income (loss) to non-GAAP net income (loss) for the quarter ended March 31, 2019 and 2018 is detailed below:

	Three months ended March 31,
	2019	2018
	(in thousands, except per share data)
Net income (loss) - GAAP	$(9,384)	$619
Stock-based compensation (1)	2,091	1,036
Stock-based compensation associated with employment settlement (2)	7,857	—
Payroll expense associated with employment settlement (3)	934	—
Net income - non-GAAP	$1,498	$1,655

Diluted EPS - GAAP	$(0.10)	$0.01
Stock-based compensation (1)	0.02	0.01
Stock-based compensation associated with employment settlement (2)	0.08	—
Payroll expense associated with employment settlement (3)	0.01	—
Diluted EPS - non-GAAP	$0.01	$0.02

Shares used to calculate diluted EPS - GAAP	95,168	95,636
Shares used to calculate diluted EPS - non-GAAP	115,581	95,636
_____________

(1)
Represents stock-based compensation expense related to stock options and warrants awarded to employees, consultants and non-executive directors based on the grant date fair value using the Black-Scholes valuation model.

(2)
Represents stock-based compensation expense related to accelerated vesting of RSU's and the modification of certain stock options associated with the settlement agreement with our former President and Chief Executive Officer.

(3)	Represents accrued payroll and related benefits associated with the retirement of our former President and Chief Executive Officer.
A reconciliation from our net income (loss) to Adjusted EBITDA, a non-GAAP measure, for the quarter ended March 31, 2019 and 2018 is detailed below:

	Three months ended March 31,
	2019	2018
	(in thousands)
Net income (loss)	$(9,384)	$619
Depreciation	168	110
Amortization	9	9
Interest expense	6	48
EBITDA	(9,201)	786
Stock-based compensation (1)	2,091	1,036
Stock-based compensation associated with employment settlement (2)	7,857	—
Payroll expense associated with employment settlement (3)	934	—
Adjusted EBITDA	$1,681	$1,822
_________________

(1)
Represents stock-based compensation expense related to stock options and warrants awarded to employees, consultants and non-executive directors based on the grant date fair value using the Black-Scholes valuation model.

(2)
Represents stock-based compensation expense related to accelerated vesting of RSU's and the modification of certain stock options associated with the settlement agreement with our former President and Chief Executive Officer.

(3)	Represents accrued payroll and related benefits associated with the retirement of our former President and Chief Executive Officer.